Exhibit 10.1

FOURTH LEASE AMENDMENT

    THIS FOURTH LEASE AMENDMENT (this “Amendment”) is made and entered into on March 9th, 2022, by and between Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004, hereinafter “Landlord,” and BEYOND MEAT, INC., a Delaware corporation f/k/a Savage River, Inc., hereinafter “Tenant.” Defined terms used but not defined in this Amendment have the definitions ascribed to such terms in the Lease (as defined below).
    WHEREAS, Landlord and Tenant entered into that certain Lease dated March 13, 2014 (the “Original Lease”), which was amended by (a) the Lease Amendment dated November 1, 2017 (the “First Lease Amendment”), and (b) the Second Lease Amendment dated May 6, 2019 (the “Second Lease Amendment”), and (c) the Third Lease Amendment dated March 16, 2020 (the “Third Lease Amendment”, and with the Original Lease, First Lease Amendment and Second Lease Amendment, the “Lease”) whereunder Tenant is leasing from Landlord the premises defined in the Lease as being 26,000 square feet of interior space in the building known as 1714 Commerce Court, Columbia, Missouri; and
WHEREAS, Landlord and Tenant now wish to modify the Lease by, among other things, having the Lease continue in full force and effect and extending the Lease Term, all under the provisions of this Amendment.
NOW THEREFORE, for and in consideration of the mutual agreements and covenants in this Amendment, Landlord and Tenant hereby agree as follows:
1.Extension of Lease Term. Landlord and Tenant agree that the term of the Lease shall be extended by thirty-six (36) months, commencing midnight on June 30, 2022, and ending at 11:59 p.m. on June 30, 2025 (the “Extension Term”). As used in the Lease, “Lease Term” shall be defined as the period commencing on the Commencement Date and ending on the expiration of the Extension Term.
2.Rent. Notwithstanding anything to the contrary in the Lease (including, without limitation, Paragraph 2 of the Second Amendment), commencing July 1, 2022 and for the remainder of the Extension Term, Tenant shall pay monthly rent to Landlord in the amount of Nineteen Thousand Eight Hundred Sixty-Nine and NO/100 Dollars ($19,869.00). The monthly rent shall be payable in advance by the first day of each month during the Extension Term.
3.Other Provisions. Except as set forth in this Amendment, all other terms and provisions of the Lease shall remain in full force and effect. Any inconsistency between the Lease and this Amendment shall be governed by this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute the same Amendment. For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures. Each signatory of this Amendment on behalf of Tenant and Landlord represents that he or she has the full power and authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. The headings of the paragraphs in this Amendment are for reference only and shall not affect the meaning or interpretation of this Amendment. Landlord and Tenant each acknowledges and reaffirms all of its obligations under the Lease, as the Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended by this Amendment. This Amendment may not be amended except in writing signed by both Landlord and Tenant. If any provisions of this Amendment or the Lease, as amended hereby, shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease or this Amendment and all such other provisions shall remain in full force and effect. Landlord and Tenant hereby acknowledge and agree this Amendment shall not be construed or interpreted against either party hereto by virtue of the identity of the preparer.
4.Binding Effect. The covenants and agreements of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors, and assigns.
5.Attorneys’ Fees. If a party hereto brings an action or suit against the other party hereto to enforce any provisions of this Amendment or the Lease, the prevailing party in such action or suit shall be entitled to have and recover from the other party hereto, in addition to damages, equitable or other relief, all costs and expenses of the action or suit and any appeals therefrom, including reasonable attorneys’ fees and court costs and costs of expert witnesses, and fees incurred to enforce any judgment therefrom.
6.No Broker. Each of Landlord and Tenant represent and warrant to each other that neither of them has had any dealings with any real estate broker or agent in connection with the negotiation of this Amendment. Landlord and Tenant each hereby agree to indemnify, defend and hold harmless the other against any losses, causes of action, liabilities, damages, claims, demands, costs and expenses (including reasonable attorneys’ fees and costs) incurred, or to be incurred, for any breach of the foregoing warranty by either party hereto regarding any such dealings with any real estate broker or agent.
[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

Landlord:

/s/ Sara Maguire LeMone
Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004

Tenant:
BEYOND MEAT, INC.,
a Delaware corporation

By:     /s/ Philip E. Hardin
Name:     Philip E. Hardin
Title:     CFO
SIGNATURE PAGE TO FOURTH LEASE AMENDMENT